Exhibit 23.1

CONSENT OF CHARTERED ACCOUNTANTS

Board of Directors
Suite101.com Inc.

We consent to the use of our report dated February 20th, 2001 on the consolidated financial statements of Suite101.com Inc. as of December 31, 2000 as included in this registration statement on Form S-8.

Dated this 15th day of August, 2001.

N.I. CAMERON INC.

“N.I. Cameron Inc.”

Chartered Accountants

Suite101.com, Inc.

Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Suite101.com, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), hereby constitutes and appoints Peter L. Bradshaw and Julie M. Bradshaw, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

____________________ Peter L. Bradshaw	Director, President and Chief Executive Officer (Principal Executive Officer)	August 15, 2001

____________________ Cara Williams	Vice President Finance (Principal Financial and Accounting Officer)	August 15, 2001

____________________ Julie M. Bradshaw	Director	August 15, 2001

____________________ Mitch Blumberg	Director	August 15, 2001

__________________ Alfred J. Puchala, Jr.	Director	August 15, 2001